                                                                    Exhibit 10.7

                              WORLDWIDE DATA, INC.
                            STOCK PURCHASE AGREEMENT

            PURCHASE AGREEMENT made as of this 17th day of November, 1998, between Worldwide Data, Inc. (the "Company"), a Delaware corporation, and CBC Holdings, Inc. a corporation with its principal place of business in Nassau, the Bahamas (the "Purchaser").

            WHEREAS, the Company, through its wholly-owned subsidiary, Worldwide Online Corp. ("Worldwide Canada"), is engaged in the business of providing Internet-based services, including Internet-access services and the creation of intranets and web-sites for corporations (the "Offered Services") and the Company is presently developing an on-line trading service, an on-line auction service, a service which enables users to send faxes via the Internet and a service which allows users to make voice calls via the Internet (the "Developing Services," together with the Offered Services, the "Services");

            WHEREAS, in order to partially finance the purchase of the common stock of 761395 Alberta Ltd. ("Alberta Ltd."), an Alberta Corporation which is wholly-owned by Bronson Conrad, the President of the Company, and which has as its sole asset an aircraft, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, on the Closing Date (as herein defined), 240,000 shares of the Company's common stock (the "Shares") on the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

I. ISSUANCE AND SALE OF THE SHARES; REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

      a. Subject to the terms and conditions set forth herein, on the Closing Date, the Company shall issue and sell and the Purchaser hereby agrees to purchase from the Company, the Shares at a purchase price of one dollar ($1.00) per Share and the Company agrees to issue and sell such Shares to the Purchaser for said price.

            Subject to the terms and conditions set forth herein, within thirty-one (31) days after the Closing Date, the Company shall issue and deliver to Purchaser a certificate in definitive form, registered in the name of the Purchaser or such Purchaser's nominee, evidencing the Shares so issued and sold to such Purchaser hereunder. The Purchaser further agrees that payment for the Shares shall be made to the Company, in accordance with any instructions from the Company regarding such payment, in good funds on or before November 18, 1998, unless such date is extended by the Company (the "Closing Date").

      b. The Purchaser acknowledges that it (a) is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act of 1933, as amended (the "Act"); (b) either alone or together with its advisors, has sufficient knowledge and experience in business, investment and financial matters to evaluate the merits and risks of this investment; and (c) is able to bear the substantial economic risks of this investment and, at the present time, could afford a complete loss of such investment.

      c. The Purchaser represents that it has been furnished by the Company, during the course of this transaction, with all information regarding the Company and its principals which it had requested or desired to know; that all documents which could be reasonably provided have been made available for the Purchaser's inspection and review; and that the Purchaser has been afforded the opportunity to ask questions of and receive answers from duly authorized officers and/or other representatives of the Company concerning the terms and conditions of the sale of Shares, along with any additional information which it had requested.

      d. The Purchaser acknowledges that it is aware that this sale of Shares has not been reviewed by the Securities and Exchange Commission ("SEC") because of the Company's representations that it is intended to be a nonpublic sale pursuant to Section 4(2) of the Act and the provisions of Rule 504 of Regulation D thereunder, or otherwise exempt from registration under the Act.

      e. The Purchaser represents that it is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Act.

      f. The Purchaser is not taking, and will not take or cause to be taken, any action that would cause the Purchaser to be deemed an underwriter, as defined in Section 2(11) of the Act, with respect to the Shares.

      g. The Purchaser understands that the Shares are being offered and sold in reliance on specific exemptions from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth herein and in the Investor Questionnaire attached hereto as Schedule I in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.

      h. The Purchaser has the full right, power and authority to enter into this agreement. The execution, delivery and performance of this agreement by the Purchaser has been duly and validly authorized and approved by all necessary corporate action, if any. This agreement is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally and/or (b) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      i. The Purchaser maintains a domicile or business at the address shown on the signature page of this Agreement, at which address the Purchaser has subscribed for the Shares hereunder in compliance with the local laws thereof.

      j. The Purchaser recognizes that an investment in the Company involves a high degree of risk, acknowledges that it may lose its entire investment and has full cognizance of and understands the risk factors related to an investment in the Company, which include, but are not limited to:

      (i) Losses; Uncertainty of Profitability. Since its inception in 1995 through the date hereof, the Company, through Worldwide Canada, has incurred accumulated losses of $1.2 million. The Company continues to incur net losses on a monthly basis and there can be no assurance that the Company will achieve profitable operations or that Worldwide Canada will generate meaningful revenues in the future.

      (ii) Uncertainty of Business Plan. The Company's plan of operation and future prospects are largely dependant upon the Company's continuing ability to offer its Intranet-access services, to create intranets and web sites for corporations and to offer and develop and market its Internet fax and voice call services, WorldFAX and WorldVOICE, as well as its on-line trading and auction services, on a timely and cost effective basis. There can be no assurance of continued market acceptance of the Company's Offered Services or that unanticipated problems, expenses or technical difficulties will not occur which would result in discontinuation or material delays in the Offered Services. In addition, there can be no assurance that the Company's Developing Services will be successfully developed and implemented or that the Company will be able to continue to develop and market WorldFAX and WorldVOICE successfully. The likelihood of achievement of the Company's business plan must be considered in light of the fact that the Company operates in a rapidly evolving industry characterized by intense competition and an increasing and substantial number of new market entrants and new Internet products and services. See "Risk Factors - Increasing Competition; Minimal Barriers to Entry." No assurance can be given that the Company will achieve its business plan or generate sufficient revenues to sustain its operations or become profitable.

      (iii) Uncertainty of Future Capital Needs. The capital requirements required to fund the Company's losses, as well as to continue developing WorldFAX and WorldVOICE, and to develop the Developing Services and any other new services are significant. The Company may need to raise additional funds through public or private offerings or equity financings in order to fund its losses, continue to develop WorldFAX and WorldVOICE and develop the Developing Services and any other new services. If additional funds are raised through the issuance of equity securities, the percentage ownership of the then current stockholders will be reduced and such equity securities may possess rights senior to the holders of the Company's common stock. There can be no assurance that additional financing will be available on terms favorable to the Company, or that the Company will be successful in raising such financing.

      (iv) Proceeds to be Used for Payment to Affiliate of Bronson Conrad. The net proceeds of the offering will be used to partially finance the acquisition of the common stock of Alberta Ltd., which is wholly-owned by Bronson Conrad, the President of the Company, and which has an aircraft as its only asset. The price to be paid by the Company for the shares of Alberta Ltd. will be determined by Mr. Conrad based on an appraisal of the value of the airplane owned by Alberta Ltd. Because of Mr. Conrad's involvement with both parties to the transaction, the price to be paid by the Company and the other terms of such purchase will not be the result of an arms-length negotiation and no independent party determined the Company's need for the aircraft. The Company will not obtain a fairness opinion regarding the value of Alberta Ltd.'s common stock. As the sole shareholder of Alberta Ltd., Mr. Conrad will be the direct beneficiary of the proceeds of the sale of the Albert Ltd. shares.

      (v) Increasing Competition; Minimal Barriers to Entry. The market for Internet-based services is extremely competitive and can be significantly influenced by the marketing and pricing decisions of the larger industry participants. The barriers to entry are minimal and the Company expects that competition will intensify in the near future. The Company believes that success will depend upon a number of factors, including market presence, capacity, reliability and security of its network infrastructure. Furthermore, the Company will have to compete with the pricing policies of competitors and suppliers, the timing and introduction of new products and general economic trends.

            The Company's current and prospective competitors in the Internet industry include many large companies that have substantially greater market presence and financial, technical, operational, marketing and other resources and experience than the Company. The Company's Services compete or expect to compete directly or indirectly with the following categories of companies: (i) other national and regional commercial Internet service providers ("IPSs"); (ii) established on-line service companies that currently offer Internet access, such as America Online, Inc., CompuServe Corp. and Prodigy Services Company; (iii) computer hardware and software and other technology companies, such as Microsoft Corporation ("Microsoft"); (iv) national long distance telecommunications carriers, such as AT&T (with AT&T WorldNet), MCI (MCI Internet), and Sprint (SprintNet); (v) regional telephone operating companies; (vi) cable television system operators, such as Comcast Corporation, Tele-Communications, Inc. ("TCI") , and Time Warner Inc.; (vii) nonprofit or educational ISPs; (viii) newly-licensed providers of spectrum-based wireless data services; (ix) national and regional web site and intranet developers; (x) national and regional on-line trading companies and (xi) on-line auction companies. In addition, TCI recently announced it had reached separate agreements with Sun Microsystems, Inc. and Microsoft to produce the software necessary to permit persons to access the Internet through television set-top boxes beginning in 1999.

The Company anticipates that it will encounter significant pricing pressure, which in turn could result in reductions in the average selling price of the Company's services. Large telecommunications corporations may be able to reduce the communications costs involved in providing Internet-based services. There can be no assurance that the Company will be able to offset the effects of any such price reductions.

      (vi) Dependence on the Internet; New Industry; Uncertain Adoption of Internet as a Medium of Commerce and Communications. The Company's existing and proposed products and services are targeted at users of the Internet, which has experienced rapid growth.

As is typical in the case of a new and rapidly evolving industry characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. The Internet services industry is characterized by a limited operating history and a high rate of business failures. Because the market is relatively new and current and future competitors are likely to introduce competing Internet-based services, it is difficult to predict the rate at which the market will grow or at which new or increased competition will result in market saturation. See "Risk Factors - Increasing Competition; Minimal Barriers to Entry." In addition, critical issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet use, especially in the business market targeted by the Company. Despite growing interest in the many commercial uses of the Internet, many businesses have been deterred from purchasing Internet access services for a number of reasons, including, among others, inconsistent quality of service, lack of availability of cost-effective, high-speed options, a limited number of local access points for corporate users, inability to integrate business applications on the Internet, the need to deal with multiple and frequently incompatible vendors, inadequate protection of the confidentiality of stored data and information moving across the Internet and a lack of tools to simplify Internet access and use.

      (vii) Possible Service Interruptions. The Company's operations require that its telecommunications networks operate on a continuous basis. It is possible that the Company's telecommunications networks may from time to time experience service interruptions or equipment failures. Service interruptions or equipment failures resulting in material delays would adversely effect the confidence of users of the Services as well as the Company's business operations and reputation.

      (viii) Capacity Constraints; System Failure and Security Risks. The Company's operations will depend upon the capacity, reliability and security of its network infrastructure. The Company currently has limited network capacity and will be required to continually expand its network infrastructure. Expansion of the Company's infrastructure will require significant financial, operational and management resources. There can be no assurance that the Company will be able to expand its infrastructure on a timely basis, at a commercially reasonable price, or at all. The Company's operations will also be dependent on the Company's ability to protect its computer equipment against damage from fire, power loss, telecommunications failures and similar events. The Company's network infrastructure will be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with the Company's computer systems. Computer viruses or problems caused by third parties could lead to material interruptions, delays or cessation in services. Inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of users. Security and privacy concerns of users may limit the Company's ability to successfully market its Services.

      (ix) Limited Sales Force. The Company has a limited sales force and does not have established distribution channels for its Services. No assurance can be given as to the ability of the Company to establish or generate sufficient demand for its Services, and the inability of the Company to do so would have a material adverse effect on the Company's business, financial condition and operating results.

      (x) Dependence on Suppliers. The Company relies on other companies to supply certain key components of its network infrastructure, including telecommunications and networking equipment. There can be no assurance that the Company will be able to obtain such services on the scale and within the time frame required at a reasonable cost, or at all. The inability to do so would have a material adverse effect on the Company's ability to furnish its Services, financial condition and results of operations.

      (xi) Dependence Upon Key Personnel; Bronson Conrad. The Company depends upon the services of Bronson Conrad, its President and Chief Executive

Officer. The loss of Mr. Conrad's services would be detrimental to the Company's prospects. The Company does not contemplate obtaining "key-man" life insurance with respect to Mr. Conrad and the Company does not have an employment agreement with Mr. Conrad.

      (xii) Limited Intellectual Property Protection. The Company relies on a combination of copyright and trademark laws, trade secrets and software security measures to protect its proprietary information. The Company currently has no registered copyrights, trademarks or patents or patent applications pending. It may be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, the Company's proprietary information without authorization.

      (xiii) NASDAO's OTC Bulletin Board Service; Risks Relating to Low Priced Stocks. The Company's Common Stock currently trades on NASDAQ's OTC Bulletin Board Service. Such market is characterized by limited and episodic trading and limited liquidity. Investors could find it difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's Common Stock.

      (xiv) Control By Bronson Conrad. Following completion of the offering, Bronson Conrad will beneficially own approximately 10.5% of the voting stock of the Company. As a result, Mr. Conrad has the ability to influence or control the election of a majority of directors and other actions by stockholders with respect to the business and affairs of the Company.

      (xv) Year 2000 Compliance. The Company is aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "Year 2000 Problem" is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or fail. The Company is in the process of working with its software that the Company has licensed from third parties will operate properly in the year 2000 and beyond. In addition, the Company is working with its external suppliers and service providers to ensure that they and their systems will be able to support the Company's needs and, where necessary, interoperate with the Company's server and networking hardware and software infrastructure in preparation for the year 2000. Management does not anticipate that the Company will incur significant operating expenses or be required to invest heavily in computer systems improvements to be year 2000 compliant. However, significant uncertainty exists concerning the potential costs and effects associated with any year 2000 compliance. Any year 2000 compliance problems of either the Company, its customers or vendors could have a material adverse effect on the Company's business, results of operations and financial condition.

      k. The Purchaser represents that the foregoing representations, warranties and covenants are true and correct as of the date hereof. The foregoing representations, warranties and agreements shall survive the date hereof.

II.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants and, where applicable, covenants to the Purchaser as follows:

            (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it proposes to conduct.

            (b) The execution, delivery and performance of this Agreement by the Company has been duly approved by the Board of Directors of the Company.

            (c) The Shares to be sold and delivered to the Purchaser hereunder will be duly authorized and validly issued and, upon payment, fully paid and non-assessable.

            (d) Financial Statements - The Company has furnished to the Purchaser the balance sheet of the Company as of June 30, 1998 and the related Statement of Income dated as of June 30, 1998 which were prepared by management of the Company and are unaudited, copies of which are attached hereto as Exhibit A. Such financial statements have been prepared from and are in accordance with the books and records of the Company, have been prepared in accordance with generally accepted accounting principles consistently applied, are true and correct and fairly present in all material respects the financial position of the Company as of such date and the results of its operations for the six-month period then ended in accordance with generally accepted accounting principles, except for the absence of notes and subject to year-end adjustments. Except as reflected in such balance sheet and for obligations and liabilities incurred in the ordinary course of business, the Company has no material (individually or in the aggregate) obligations or liabilities, absolute, accrued or contingent, as of the date of such balance sheet. There has been no material adverse change in the business, assets, properties, operations, condition (financial or other) or prospects of the Company since June 30, 1998.

III.  MISCELLANEOUS

      a. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt required, addressed to the Company, at:

                         Worldwide Data, Inc.
                         36 Toronto Street, Suite 250
                         Toronto, Ontario, Canada M5C2C5
                         Attn: President

            With a Copy to:

                         Werbel & Carnelutti
                         711 Fifth Avenue
                         New York, New York 10023
                         Attn: Stephen M. Davis, Esq.

and to the Purchaser at his address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

      b. This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged.

      c. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

      d. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

      e. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York.

      f. This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a biding obligation of the Purchaser with respect to the purchase of Shares as herein provided.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                               [FOR] CBC Holdings, Inc.


                                                     /s/ Steven L. Miller
                                                     ---------------------------
                                                     Authorized Signature

                                                     Address of Purchaser


                                                     Nassau, Bahamas
                                                     ---------------------------

                                                     Social Security or Taxpayer
                                                     Identification No. of
                                                     Purchaser

                                                                 N/A
                                                     ---------------------------

                                                     Signature of Purchaser


                                                          /s/ [ILLEGIBLE]
                                                     ---------------------------

Accepted by:

WORLDWIDE DATA, INC.


By: /s/ Bronson Conrad
   -------------------------
   Bronson Conrad, President

                                                                       Exhibit A

                      Balance Sheet and Statement of Income

                              WORLD WIDE DATA, INC.
                           CONSOLIDATED BALANCE SHEET
                           STATED IN CANADIAN DOLLARS
                               AS AT JUNE 30, 1998
                     (UNAUDITED - AS PREPARED BY MANAGEMENT)

                                     ASSETS

CURRENT ASSETS

 Cash and Bank                                                          431,442
 Accounts Receivable                                                     54,563
 Deposits and Prepaid Expenses                                           26,929
 Loan Receivable                                                         52,458
                                                                     ----------
                                                                        565,392
                                                                     ----------

CAPITAL ASSETS

 Computer                                                               237,042
 Office Furniture and Equipment                                          40,403
 Leasehold Improvements                                                  10,381
 Less Accumulated Depreciation                                         (129,614)
                                                                     ----------
                                                                        158,212
                                                                     ----------
                                                                        723,604
                                                                     ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Bank Loan                                                               50,004
 Accounts Payable and Accrued Liabilities                                75,509
 Loans & Debenture Payable                                              320,656
                                                                     ----------
                                                                        446,169
                                                                     ----------

LONG TERM LIABILITIES
 Bank Loan                                                               75,006
                                                                     ----------
                                                                         75,006
                                                                     ----------

SHAREHOLDERS' EQUITY
Capital Stock - Issued - 2,442,800 shares                             1,412,686
Deficit                                                              (1,210,259)
                                                                     ----------
                                                                        202,429
                                                                     ----------
                                                                        723,604
                                                                     ==========

                               WORLDWIDE DATA. INC
                        CONSOLIDATED STATEMENT OF INCOME
                           STATED IN CANADIAN DOLLARS
                      FOR THE 5 MONTHS ENDED JUNE 30, 1998
                     (UNAUDITED - AS PREPARED BY MANAGEMENT)

SALES                                                                   244,064

COST OF SALES                                                            69,777

                                                                     ----------
GROSS PROFIT                                                            174,287
                                                                     ----------

EXPENSES
 Advertsing and Promotion                                                 2,436
 Bad Debts                                                                  718
 Bank Charges and Interest                                               24,615
 Consulting                                                              52,039
 Depreciation                                                            24,343
 Insurance                                                                1,426
 Office and General                                                       3,070
 Printing and Postage                                                     5,393
 Professional Fees                                                        4,580
 Rent                                                                    26,984
 Repairs and Maintenance                                                  1,648
 Software Licence Fees                                                    1,000
 Salaries and Benefits                                                  148,834
 Telephone                                                                3,888
 Travel                                                                  33,891
                                                                     ----------
NET LOSS FOR THE PERIOD                                                 334,870
                                                                     ----------
                                                                       (160,583)

DEFICIT, beginning                                                   (1,049,676)
                                                                     ----------

DEFICIT, ending                                                      (1,210,259)
                                                                     ==========

                                   Schedule I

                      CONFIDENTIAL SUBSCRIBER QUESTIONNAIRE

To:   Worldwide Data, Inc.

            I. The undersigned (the "Purchaser") hereby represents and warrants to Worldwide Data, Inc. that the Purchaser qualifies as an "accredited investor" as defined in Reg. 230.501 (a) of Regulation D relating to exemptions from registration under the Securities Act of 1933 as amended ("the Act") because the Purchaser is one or more of the following [check all applicable boxes].

[   ] 1.    a bank as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)
            (5)(A) of the Act whether acting in its individual or fiduciary capacity;

[   ] 2.    a broker dealer registered pursuant to Section 15 of the Securities
            Exchange Act of 1934;

[   ] 3.    an insurance company as defined in Section 2(13) of the Act;

[   ] 4.    an investment company registered under the Investment Company Act of
            1940 or a business development company as defined in Section 2(a)
            (48) of that Act;

[   ] 5.    a Small Business Investment Company licensed by the U.S. Small
            Business Administration under Section 301(c) or (d) of the Small
            Business Investment Act of 1958;

[   ] 6.    a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5, 000, 000;

[   ] 7.    an employee benefit plan within the meaning of Title 1 of the
            Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

[   ] 8.    a private business development company, as defined in Section 202(a)
            (22) of the Investment Advisers Act of 1940;

[   ] 9.    an organization described in Section 501(c)(3) of the Internal
            Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the shares of the Company offered, with total assets in excess of $5,000,000;

[   ] 10.   a director, executive officer or general partner of the Company or any director, executive officer, or general partner of a general partner of the Company;

[   ] 11.   a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds
            $1,000,000;

[   ] 12.   a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

[   ] 13.   a trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the shares of the Company offered hereunder, whose purchase is directed by a sophisticated person as described in Section 506(b) (2) (ii) of Regulation D; or

[   ] 14.   an entity in which all of the equity owners are accredited investors as defined above.

            As used herein, the term "net worth" means the excess of total assets at fair market value (including home and personal property) over total liabilities (including mortgage) . For purposes hereof, "individual income" means adjusted gross income less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse) (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under
Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.

            II. PURCHASER INFORMATION -- (To be completed only by Purchasers who are natural persons)

            The Company may only accept subscriptions from persons who are "accredited investors." As confirmation of the undersigned's representations above, certain information is requested below.

I.    Name:
      Age: ____________________________________________________________________
      Marital Status:
      Social Security Number:

II.   Home address:

III.  Firm Name:
          Nature of Business:
          Position/Title:
          Length of Time in Position:
          Business Address:

          Business Telephone Number:

IV.       Send Correspondence to:
          Home ______________________

          ___________________________

          Business:__________________

          ___________________________

V. List any other information you believe is relevant in showing that you are able to adequately evaluate the risks and merits of this investment:

            III. PURCHASER INFORMATION -- (To be completed only by Purchasers who are corporations, partnerships, trusts and other entities)

1.    PROSPECTIVE INVESTOR (THE ENTITY)

Name:___________________________________________

Principal Place of
Business:_______________________________________

________________________________________________
(City)         (State)                       (Zip Code)

Telephone Number:_____________________________________________
                         (Area Code)             (Number)

State in which Incorporated or
Formed:________________________________

Date of Incorporation:________________________________

IRS Identification
Number:_______________________________________________

Shareholders

Name                     Percentage of
                         Voting Shares Owned

________________              _______

________________              _______

________________              _______

________________              _______

Officers

Name                Title               Home Address

____________        _____________       _______________________

____________        _____________       _______________________

____________        _____________       _______________________

____________        _____________       _______________________


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

Directors

Name                Title               Home Address

____________        _____________       _______________________

____________        _____________       _______________________

____________        _____________       _______________________

____________        _____________       _______________________

2.    INDIVIDUAL WHO IS EXECUTING THIS QUESTIONNAIRE ON BEHALF OF THE ENTITY

Name:_________________________________________________

Current Position or
Title:________________________________________________

            In furnishing the above information, the undersigned acknowledges that the Company will be relying thereon in determining, among other things, whether there are reasonable grounds to believe that the undersigned qualifies as a Purchaser under Section 4(2) and/or Regulation D of the Securities Act of 1933 and applicable State Securities laws for the purposes of the proposed investment.

            V. The undersigned understands and agrees that the Company may request further information of the undersigned in verification or amplification of the undersigned's knowledge of business affairs, the undersigned's assets and the undersigned's ability to bear the economic risk involved in an investment in the securities of Worldwide Data, Inc.

            VI. The undersigned represents to you that (a) the information contained herein is complete and accurate on the date hereof and may be relied upon by you and (b) the undersigned will notify you immediately of any change in any such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The undersigned hereby certifies that he, she or it has read and understands the Subscription Agreement related hereto.

            VII. ADDITIONAL INFORMATION

            A TRUST MUST ATTACH A COPY OF ITS DECLARATION OF TRUST OR OTHER GOVERNING INSTRUMENT, AS AMENDED, AS WELL AS ALL OTHER DOCUMENTS THAT AUTHORIZE THE TRUST TO INVEST IN THE SECURITIES.

ALL RESOLUTIONS AND DOCUMENTATION MUST BE COMPLETE AND CORRECT AS OF THE DATE HEREOF.

            A PARTNERSHIP MUST ATTACH COPIES OF ITS PARTNERSHIP AGREEMENT, AS AMENDED, AS WELL AS ALL OTHER DOCUMENTS THAT AUTHORIZE THE PARTNERSHIP TO INVEST IN THE SECURITIES. INCLUDE DOCUMENTS DEMONSTRATING AUTHORITY OF SIGNING INDIVIDUAL TO ACT ON BEHALF OF THE PARTNERSHIP. ALL DOCUMENTATION MUST BE COMPLETE AND CORRECT AS OF THE DATE HEREOF.

            A CORPORATION MUST ATTACH COPIES OF ITS CHARTER AND BYLAWS, AS AMENDED, IN EFFECT ON THE DATE HEREOF AS WELL AS ALL RESOLUTIONS AND OTHER DOCUMENTS THAT AUTHORIZE THE CORPORATION TO INVEST IN THE SECURITIES AND EXECUTE THE PURCHASE AGREEMENT. INCLUDE DOCUMENTS DEMONSTRATING AUTHORITY OF SIGNING INDIVIDUAL TO ACT ON BEHALF OF THE CORPORATION. ALL DOCUMENTATION MUST BE COMPLETE AND CORRECT AS OF THE DATE HEREOF.

            Witness the hand and seal of the undersigned this ______ day of ____________________, 1998.

                                        NAME OF PURCHASER

                                        -------------------

                                        Signature

                                        -------------------

                                        Signature of Spouse or Co-Owner

                                        -------------------

                                        Social Security or Taxpayer
                                        Identification No.

                                        -------------------


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